UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 16, 2022

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	Georgia	30720
(Address of principal executive offices)			(zip code)

706	876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 16, 2022, The Dixie Group, Inc., a Tennessee Corporation (the “Company”) refinanced its loan on an industrial facility in Adairsville, Georgia (the “Property”). The prior loan secured by the facility with first Horizon Bank was paid off. The Property was held by the Company’s wholly owned subsidiary, TDG Operations, LLC, a Georgia limited liability company (“TDG”). To facilitate the new loan from RGA Reinsurance Company, TDG contributed the Property to its newly formed wholly owned subsidiary, TDG Adairsville, LLC, a Georgia limited liability company (“Adairsville”) and leased the Property back on a triple net basis, at a market rate of $4.10 per square foot per annum, for 20 years. The new loan is for 20 years at a fixed rate of 3.81% per annum. The Company guaranteed the Lease and also executed a Separate Guaranty of Carve-Out Obligations

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits

(99.2) Promissory Note
(99.3) Deed to Secure Debt
(99.5) Lease

To be supplied by amendment:
(99.6) Lease Guaranty
(99.7) Lease Subordination Agreement
(99.1) Mortgage Loan Application (the Loan Agreement) with RGA Reinsurance Company
(99.4) Separate Guaranty of Carve-Out Obligations

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer